                                                                   EXHIBIT 1(z)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.


                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Class A Common Stock - Special Series 3
                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Five
(5) Billion (5,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A Common Stock (par value One Mill ($0.001) per share) and Five (5) Billion (5,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class A Common Stock -Special Series 1 (par value One Mill ($0.001) per share) as Class A Common Stock -Special Series 3 (par value One Mill ($0.001) per share), such that there now exists a total of Ten Billion (10,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock - Special Series 3 pursuant to the following resolution adopted by the Board of Directors of the Corporation at the Regular Meeting of the Board of Directors held on January 30, 1996:

                  RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation Five Billion (5,000,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000)) and Five Billion (5,000,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class A Common Stock-Special Series 1 (of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000) be, and hereby are, divided into and reclassified as Class A Common Stock - Special Series 3;

                  FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class A Common Stock - Special Series 3 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class A Common Stock (irrespective of whether said shares have been designated as Special Series of said Class, and if so designated as Special Series, irrespective of the particular Series designation), along with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class A Common Stock - Special Series 3 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class A Common Stock - Special Series 3 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 3 shall be charged equally with each other share now or hereafter designated as Class A Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class A Common Stock - Special Series 3 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class A Common Stock - Special Series 3 or such other shares in accordance with the Charter of the Corporation, except that:

                  (a) shares of Class A Common Stock - Special Series 3 shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to such Series but not with respect to shares of Class A Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) other than Class A Common Stock - Special Series 3, as well as any other expenses and liabilities directly attributable to Class A Common Stock Special Series 3 which the Board of Directors determines should be borne solely by such Series; and

                  (b) shares of Class A Common Stock - Special Series 3 shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to other shares of Class A Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) of the Corporation but not with respect to Class A Common Stock - Special Series 3, as well as any other expenses and liabilities directly attributable to shares of Class A Common Stock other than Class A Common Stock - Special Series 3 which the Board of Directors determines should be borne solely by such other shares;

                  FURTHER RESOLVED, that each share of Class A Common Stock - Special Series 3 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class A Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                  (a) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class A Common Stock - Special Series 3 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class A Common Stock - Special Series 3, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class A Common Stock - Special Series 3 shall be voted in the aggregate together with such other affected shares and not by Class or Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class A Common Stock Special Series 3, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class A Common Stock Special Series 3; and

                  (b) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class A Common Stock - Special Series 3 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class A Common Stock - Special Series 3, such shares shall be entitled to vote, and in such case shares of Class A Common Stock - Special Series 3 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by Class or Series except where otherwise required by law or permitted by the Board of Directors.

         Class B Common Stock - Special Series 3

                  SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Five
(5) Billion (5,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class B Common Stock (par value One Mill ($0.001) per share) and Five (5) Billion (5,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class B Common Stock - Special Series 1 (par value One Mill ($0.001) per share) as

Class B Common Stock - Special Series 3 (par value One Mill ($0.001) per share), such that there now exists a total of Ten Billion (10,000,000,000) shares of capital stock of the Corporation classified as Class B Common Stock - Special Series 3 pursuant to the following resolution adopted by the Board of Directors of the Corporation at the Regular Meeting of the Board of Directors held on January 30, 1996:

                  RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation Five Billion (5,000,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class B Common Stock (of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000)) and Five Billion (5,000,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class B Common Stock - Special Series 1 (of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000)) be, and hereby are, divided into and reclassified as Class B Common Stock - Special Series 3;

                  FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class B Common Stock - Special Series 3 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as Special Series of said Class, and if so designated as Special Series, irrespective of the particular Series designation), along with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class B Common Stock - Special Series 3 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class B Common Stock - Special Series 3 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of Class B Common Stock - Special Series 3 shall be charged equally with each other share now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class B Common Stock - Special Series 3 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class B Common Stock - Special Series 3 or such other shares in accordance with the Charter of the Corporation, except that:

                  (a) shares of Class B Common Stock - Special Series 3 shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to such Series but not with respect to shares of Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) other than Class B Common Stock - Special Series 3, as well as any other expenses and liabilities directly attributable to Class B Common Stock Special Series 3 which the Board of Directors determines should be borne solely by such Series; and

                  (b) shares of Class B Common Stock - Special Series 3 shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to other shares of Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) of the Corporation but not with respect to Class B Common Stock - Special Series 3, as well as any other expenses and liabilities directly attributable to shares of Class B Common Stock other than Class B Common Stock - Special Series 3 which the Board of Directors determines should be borne solely by such other shares;

                  FURTHER RESOLVED, that each share of Class B Common Stock - Special Series 3 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                  (a) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock - Special Series 3 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 3, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class B Common Stock - Special Series 3 shall be voted in the aggregate together with such other affected shares and not by Class or Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class B Common Stock Special Series 3, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class B Common Stock Special Series 3; and

                  (b) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class B Common Stock - Special Series 3 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class B Common Stock - Special Series 3, such shares shall be entitled to vote, and in such case shares of Class B Common Stock - Special Series 3 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by Class or Series except where otherwise required by law or permitted by the Board of Directors.

         Class B Common Stock - Special Series 4
                  THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has reclassified Ten
(10) Billion (10,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class B Common Stock Special Series 2 (par value One Mill ($0.001) per share) as Class B Common Stock - Special Series 4 (par value One Mill ($0.001) per share), such that there now exists a total of Ten Billion (10,000,000,000) shares of capital stock of the Corporation classified as Class B Common Stock - Special Series 4 pursuant to the following resolution adopted by the Board of Directors of the Corporation at the Regular Meeting of the Board of Directors held on January 30, 1996:

                  RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation Ten Billion (10,000,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class B Common Stock - Special Series 2 (of the par value of One Mill ($0.001) per share and of the aggregate par value of Ten Million Dollars ($10,000,000)) be, and hereby are, divided into and reclassified as Class B Common Stock Special Series 4;

                  FURTHER RESOLVED, that all consideration received by the Corporation for the issue or sale of shares of Class B Common Stock - Special Series 4 shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as Special Series of said Class, and if so designated as Special Series, irrespective of the particular Series designation), along with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the shares of Class B Common Stock - Special Series 4 or such other shares by the Board of Directors in accordance with the Charter of the Corporation, and each share of Class B Common Stock - Special Series 4 shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of Class B Common Stock - Special Series 4 shall be charged equally with each other share now or hereafter designated as Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) with the expenses and liabilities of the Corporation in respect of shares of Class B Common Stock - Special Series 4 or such other shares and in respect of any general expenses and liabilities of the Corporation allocated to shares of Class B Common Stock - Special Series 4 or such other shares in accordance with the Charter of the Corporation, except that:

                  (a) shares of Class B Common Stock - Special Series 4 shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to such Series but not with respect to shares of Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) other than Class B Common Stock - Special Series 4, as well as any other expenses and liabilities directly attributable to Class B Common Stock Special Series 4 which the Board of Directors determines should be borne solely by such Series; and

                  (b) shares of Class B Common Stock - Special Series 4 shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to other shares of Class B Common Stock (irrespective of whether said shares have been designated as part of a Special Series of said Class and, if so designated as a part of a Special Series, irrespective of the particular Series designation) of the Corporation but not with respect to Class B Common

         Stock - Special Series 4, as well as any other expenses and liabilities directly attributable to shares of Class B Common Stock other than Class B Common Stock - Special Series 4 which the Board of Directors determines should be borne solely by such other shares;

                  FURTHER RESOLVED, that each share of Class B Common Stock - Special Series 4 shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share now or hereafter designated as Class B Common Stock (irrespective of whether said share has been designated as part of a Special Series of said Class and, if so designated as part of a Special Series, irrespective of the particular Series designation), except that:

                  (a) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of Class B Common Stock - Special Series 4 shall be entitled to vote, except that: (i) if said matter affects shares of capital stock of the Corporation other than shares of Class B Common Stock - Special Series 4, such other affected shares of capital stock shall also be entitled to vote, and in such case shares of Class B Common Stock - Special Series 4 shall be voted in the aggregate together with such other affected shares and not by Class or Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and (ii) if said matter does not affect shares of Class B Common Stock Special Series 4, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of Class B Common Stock Special Series 4; and

                  (b) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) of the immediately preceding resolution (or any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses or liabilities) and is submitted to a vote of shareholders of the Corporation, shares of Class B Common Stock - Special Series 4 shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation, and except that if said matter affects shares of Class B Common Stock - Special Series 4, such shares shall be entitled to vote, and in such case shares of Class B Common Stock - Special Series 4 shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by Class or Series except where otherwise required by law or permitted by the Board of Directors.

         General
                  FOURTH: The shares of capital stock of the Corporation reclassified pursuant to the resolutions set forth in Articles FIRST, SECOND and THIRD of these Articles Supplementary have been reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.
                  FIFTH: These Articles Supplementary do not increase the authorized number of shares of the Corporation or the aggregate par value thereof. The total number of shares of capital stock which the Corporation is presently authorized to issue remains Two Hundred Billion (200,000,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Hundred Million Dollars ($200,000,000) of Common Stock classified as follows:

                                 Number of shares
Classification                      Authorized
--------------                   ----------------
Class A                            10,000,000,000
Class A-Special Series 1           10,000,000,000
Class A-Special Series 2           14,400,000,000
Class A-Special Series 3           10,000,000,000
Class B                            10,000,000,000
Class B-Special Series 1           10,000,000,000
Class B-Special Series 2           18,000,000,000
Class B-Special Series 3           10,000,000,000
Class B-Special Series 4           10,000,000,000
Class C                               250,000,000
Class D                               400,000,000
Class D-Special Series 3              600,000,000
Class E                               100,000,000
Class E-Special Series 3              150,000,000
Class F                               100,000,000
Class F-Special Series 3              150,000,000
Class G                               100,000,000
Class G-Special Series 3              150,000,000
Class I                             1,500,000,000
Class I-Special Series 1            3,000,000,000
Class I-Special Series 2            3,000,000,000
Class J                             1,000,000,000
Class J-Special Series 1              500,000,000
Class J-Special Series 2              500,000,000
Class K                            15,000,000,000
Class K-Special Series 1           15,000,000,000
Class K-Special Series 2            7,000,000,000
Class L                            15,000,000,000
Class L-Special Series 1           15,000,000,000
Class L-Special Series 2            7,000,000,000
Class M                                40,000,000
Class M-Special Series 3               60,000,000
Class N                                40,000,000
Class N-Special Series 3               60,000,000
Class O                                40,000,000
Class O-Special Series 3               60,000,000
Class Q                                40,000,000
Class Q-Special Series 3               60,000,000
Class R                                40,000,000
Class R-Special Series 3               60,000,000
Class S                                40,000,000
Class S-Special Series 3               60,000,000
Class T                                40,000,000
Class T-Special Series 3               60,000,000
Class U                                40,000,000
Class U-Special Series 3               60,000,000
Class V                                40,000,000
Class V-Special Series 3               60,000,000

Class W                                40,000,000
Class W-Special Series 3               60,000,000
Unclassified                       11,100,000,000

         IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 11th day of April, 1996.

                                           PACIFIC HORIZON FUNDS, INC.


[SEAL]                                     By:/s/ William B. Blundin
                                              William B. Blundin
                                              Executive Vice President

Attest:

/s/ W. Bruce McConnel, III
W. Bruce McConnel, III
Secretary

                                   CERTIFICATE
                  THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

Dated:  April 11, 1996              /s/ William B. Blundin
                                    ----------------------
                                    William B. Blundin
                                    Executive Vice President